Exhibit 10.2

LOAN AGREEMENT
THIS LOAN AGREEMENT

("Agreement") is made effective as of
the 31st day of March, 2014 (the "Effective Date") by and between

2393245 Ontario Inc. c.o.b. as Growlite Canada (BORROWER)
having an office at 55 Caster Ave, Woodbridge, Ontario, L4L 5Y8,
(hereinafter "Growlite" or the "Corporation")

Canada Cannabis Corp. ("LENDER")
of the Address: 2368 Lakeshore Road West - Suite 201 Oakville
ON Canada L6L 1H5, a Province of Ontario, Canada, Corporation -

:

1.           Parties: The undersigned Lender is Canada Cannabis Corp and the undersigned Borrower is 2393245 Ontario Inc

2.           Date of Agreement: March 31st 2014

3.           Promise to Pay:

Within 10 years from the date of the agreement, Borrower promises to pay to Lender.

Three Million and No. Dollars (CAD $3,000,000) and interest and other charges as stated below.

4.           Breakdown of Loan: Borrower will pay:

Amount of Loan: CAD $3,000,000.00
Amount Financed: CAD $3,000,000.00
Finance Charge: 2 % Compounded Monthly and paid quarterly in arrears
Total of Principal Payments: 1
Conditions and Terms: Compound Interest

5.           Repayment: Borrower will repay in the following manner: Borrower will repay the amount of this note in one (1) equal uninterrupted installment of $3,000,000 plus all outstanding interest on the 31st day of March, 2024. Borrower shall make Interest Payments on the last day of each quarter for the duration of the Loan.

6.           Prepayment: Borrower has the right to prepay the whole outstanding amount at any time. If Borrower pays early, or if this loan is refinanced or replaced by a new note, Lender will refund the unearned finance charge of interest owing, figured by the Rule of 78-a commonly used formula for figuring rebates on installment loans.

7.           Late Charge: Any installment not paid within ten (10) days of its due date shall be subject to a late charge of 1%.of the payment, for any such late payment.

8.          Default: If for any reason, Borrower fails to make payment on time, Borrower shall be in default. The Lender can then demand immediate payment of the entire remaining unpaid balance of this loan,without giving anyone further notice. If Borrower has not paid the full amount of the loan when the final payment is due, the Lender will charge Borrower interest on the unpaid balance at 12% per year.

9.          Right to Offset: If this loan becomes past due, the Lender will have the right to pay this loan from any deposit or security Borrower has with this Lender without notice.

10.        Collection Fees: If this note is placed with an attorney for collection, then Borrower agrees to pay an attorney's fee of 8% of the unpaid balance. This fee will be added to the unpaid balance of the loan.

11.        Co-Borrowers: Any Co-borrowers signing this agreement agree to be equally responsible for this loan.

Canada Cannabis Corp.	2393245 Ontario Inc. c.o.b. as Growlite Canada
Benjamin Ward	Silvio Serrano
CEO	President

/s/ Benjamin Ward	/s/ Silvio Serrano

Lender Initials:	Borrower Initials: